Exhibit 10.9 Lease Agreement for Acadia in Portland, Maine
--------------------------------------------------------------------------------

                            511 CONGRESS STREET LEASE
                     BASIC LEASE INFORMATION AND DEFINITIONS

Lease Date:         August 21, 1995

Tenant:             Acadia Trust, N.A. and Gouws Capital Management, Inc.

Tenant's Address:   Two Monument Square, Portland, ME 04101

Contact:            Frank E. Kemna, Jr./Phone: 774-3333

Landlord:           October Corporation, a Maine corporation

Landlord's
Address:            One Canal Plaza, P.O. Box 426 Portland, Maine 04112-0426

Contact:            Boulos Property Management/Phone:871-1290

Leased Premises:    All of the 9th floor and a portion of the 8th floor in the office building known and numbered as 511 Congress Street, Portland, Maine (the "Building". The term the "Building" includes any parking areas, landscaping, sidewalks and other facilities used in connection with the operation of the Building.) The Leased Premises are outlined on the plan attached to the Lease as Exhibit A. The Leased Premises shall be deemed to contain 18,966 square feet of rentable area. ("Rentable area" is a term of general usage in the industry, and includes an allocated portion of the common areas of the Building, as well as the usable area of the Leased Premises). The Building shall be deemed to contain
                    128,400 square feet of rentable area. Included within the Leased Premises is the right to use the common entrances, hallways, restrooms, elevators, walkways and stairways in the Building in common with the Landlord and others who are entitled to use the same.

Lease Term:         123 months, (plus the partial month, if any, immediately
                    following the Commencement Date) commencing August 1, 1995
                    (the "Commencement Date") and ending at 5:00 PM on the last
                          -----------------
                    day of the 123rd full month subject to adjustment and earlier termination as provided in the Lease. Rent shall commence on the fourth (4th) month following Commencement
                    Date, as established.

Base Rent:      Base Rent at a rate per square foot of rentable area ("RSF") per
                                                                       ---
                year, payable in monthly installments, and subject to escalations (if any), as follows:

                                 Annual                    Monthly
                Months           Rental Rate              Installment
                ------           -----------              -----------
                 l-3             $    0 per RSF            $        0*
                 4-15            $ 3.50 per RSF            $ 5,531.75
                16-27            $12.75 per RSF            $20,151.38
                28-39            $12.75 per RSF            $20,151.38
                40-51            $14.00 per RSF            $22,127.00
                52-63            $14.00 per RSF            $22,127.00
                64-75            $15.00 per RSF            $23,707.56
                76-87            $15.00 per RSF            $23,707.56
                88-99            $15.00 per RSF            $23,707.56
               100-111           $17.50 per RSF            $27,658.75
               112-123           $17.50 per RSF            $27,658.75

Electric
Reimbursement:  $1,580.00 Monthly to commence September 1, 1995.*
                Said amount to increase periodically by the increase in rates established by Central Maine Power Company.

Base Year for   For real estate taxes and assessments:  July 1, 1995 June 30,
Common Area     1996.
Maintenance     For all other expenses: Calendar year 1995.
Expenses:       Provided, however, that if the Landlord shall, at its expense, upgrade the Building energy management system and convert the heating system to natural gas on or before December 31, 1996, the operating cost base will be recomputed based on the resulting lower energy usage in the first calendar year of operation at 1995 utility rates.

Security
Deposit:        None

Rent: Base Rent, Electric Reimbursement, Excess Common Area Maintenance Expenses and all other sums that Tenant may owe to Landlord under the Lease.

Permitted Use:  Business offices to provide trust, investment and related services.

 Tenant's         14.77%, which is the percentage obtained by dividing (i) the
 Proportionate    18,966 square feet of rentable area in the Leased Premises
 Share:           (which includes a portion of the common areas) by (ii) the total 128,400 square feet of rentable area in the Building.

Option to Expand: Tenant shall have the right of first offer for the remaining space on the 8th floor. Space to be leased on an "as is" basis with Landlord having no obligation to expend Tenant improvement monies. If Tenant exercises such right, base rent for any additional space shall be an amount which is consistent with prevailing market rates in effect at the time for comparable unimproved space in Portland, Maine as determined by a licensed real estate appraiser doing business in the Greater Portland area, selected by Landlord and reasonably acceptable to Tenant, paid for by both parties. The term "unimproved space" shall be construed to mean space that is available for lease without a tenant improvement allowance; taking into consideration the age and wear of existing improvements. Tenant's prorata share of the building and associated costs will be appropriately increased.

Managing Agent:   Boulos Property Management, Two City Center, Portland, Maine
                  04101

THE FOREGOING BASIC LEASE INFORMATION IS INCORPORATED INTO AND MADE A PART OF THE LEASE, BUT DOES NOT CONSTITUTE THE ENTIRE LEASE. TENANT ACKNOWLEDGES THAT
IT HAS READ ALL OF THE PROVISIONS CONTAINED IN THE ENTIRE LEASE AND ALL EXHIBITS WHICH ARE A PART THEREOF AND AGREES THAT THIS LEASE, INCLUDING THE BASIC LEASE INFORMATION AND ALL EXHIBITS, REFLECTS THE ENTIRE UNDERSTANDING AND REASONABLE EXPECTATIONS OF LANDLORD AND TENANT REGARDING THE PREMISES. TENANT ALSO ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO REVIEW THIS LEASE PRIOR TO EXECUTION WITH LEGAL COUNSEL AND SUCH OTHER ADVISORS AS TENANT DEEMS APPROPRIATE. IN THE EVENT ANY CONFLICT EXISTS

BETWEEN ANY BASIC LEASE INFORMATION AND THE LEASE, THEN THE LEASE SHALL CONTROL.

OCTOBER CORPORATION                       ACADIA TRUST, N.A.
LANDLORD                                  TENANT



By:  /s/ Owen W. Wells                    By: __________________________________
    --------------------------------
    Name: Owen W. Wells                       Name: ____________________________
    Title:  Clerk                             Title: ___________________________



                                          GOUWS CAPITAL MANAGEMENT, INC. TENANT

                                          By: __________________________________

                                              Name: ____________________________
                                              Title: ___________________________

                                      LEASE
                                       by
                               OCTOBER CORPORATION
                                       to
              ACADIA TRUST, N.A. and GOUWS CAPITAL MANAGEMENT, INC.


     LEASE AGREEMENT, made this 21 day of August, 1995, by and between October Corporation, a Maine corporation with a place of business at Portland, Maine (hereinafter referred to as "Landlord"), and Acadia Trust, N.A., a national association, and Gouws Capital Management, Inc., a Maine corporation, both with a place of business at Portland, Maine, (hereinafter collectively referred to as "Tenant").

                              W I T N E S S E T H :

     1. Leased Premises. Landlord leases to Tenant, in consideration of the Rent
        ---------------
to be paid by Tenant and subject to the terms and conditions set forth herein, the Leased Premises.

     2. Commencement and Term.
        ---------------------

        (a) The term of this Lease shall commence on the Commencement Date and shall be the Lease Term, unless earlier terminated by mutual agreement of the parties or as otherwise provided in this Lease.

     X (b) (Applicable only if checked) Beginning on or about the Commencement
     -
Date, certain improvements to the Leased Premises shall be undertaken by Tenant in accordance with the terms of Exhibit B attached hereto and made a part hereof.

     3. Rent. Tenant covenants and agrees to pay to Landlord at Landlord's
        ----
address, during the Lease Term, the Base Rent and the Electric Reimbursement, without holdback or set-off in advance on the first day of each month during the Lease Term. Other Rent shall be paid in accordance with the terms of this Lease. If any payment of Rent is received by Landlord more than five (5) days after the date when such payment is due, a late charge of five percent (5%) of the past due payment shall be assessed, due and payable upon demand.

     4. Security Deposit. Intentionally Omitted.
        ----------------

     5. Option to Lease Additional Space. Provided that Tenant is not in default
        --------------------------------
of any covenant, agreement or obligation contained in this Lease, Tenant shall have the right of first offer for all of the remaining space on the 8th floor when it becomes available (hereinafter "Additional Space"). This option is given upon the following terms and conditions:

            (a) The Additional Space to be leased shall be on an "as is" basis with Landlord having no obligation to expend Tenant improvement monies.

            (b) If Tenant exercises such right, base rent for the Additional Space shall be as set forth in the paragraph entitled "Option to Expand" as set
                                                       ----------------
forth in the Basic Lease Information and Definitions summary. In addition to the base rent for the Additional Space, Tenant shal1 also pay to Landlord as additional rent the Electric Reimbursement and Tenant's prorata share of all Common Area Maintenance Expenses.

            (c) Landlord shall give Tenant written notice if the Additional Space becomes available together with the Base Rent as determined by a licensed real estate appraiser hired by Landlord reasonably acceptable to Tenant and paid for equally by Landlord and Tenant. Tenant shall then have fifteen (15) days to notify Landlord, in writing, of its decision to lease the Additional Space. Tenant's failure to exercise this Option shall terminate this Option for all times and it shall not again become available to Tenant unless otherwise agreed to in writing by the parties hereto.

6. Common Area Maintenance Expenses.
   --------------------------------

            (a) In addition to the Base Rent, Tenant shall also pay to Landlord as additional Rent hereunder Tenant's share of the amount of any increase in any calendar year in the total of all Common Area Maintenance Expenses incurred by Landlord in connection with the Building, over and above the Common Area Maintenance Expenses incurred by Landlord during the Base Year. Tenant's share of such increase shall be Tenant's Proportionate Share. Prior to the start of each calendar year or as soon thereafter as possible, Landlord shall furnish the Tenant with a statement showing an estimate of all of said Common Area Maintenance Expenses to be paid by Landlord for that year and the amount by which such estimate exceeds the Base Year expenses. Tenant shall pay to Landlord the said estimated excess amount according to the Tenant's Proportionate Share, in equal monthly installments, on the first day of each and every month throughout each such calendar year. Within a reasonable period of time following the end of each calendar year during the Lease Term, Landlord shall submit to Tenant a statement showing actual Common Area Maintenance Expenses incurred by Landlord during the preceding year. In the event that actual Common Area Maintenance Expenses exceed the estimated Common Area Maintenance Expenses for such year, Tenant shall pay to Landlord, as additional Rent hereunder, Tenant's share (as determined above) of such excess, such amount to be paid within twenty
(20) days after the date of receipt of the statement of actual Common Area Maintenance Expenses. If the actual Common Area Maintenance Expenses are less than the estimated Common Area Maintenance Expenses for such year and Tenant is not in default under the terms of this Lease, an amount equal to Tenant's share of such difference shall be applied against the installment of Base Rent next falling due. Tenant shall have ninety (90) days following receipt of said statement to contest the validity of, or verify the accuracy of said statements. Thereafter, the statements shall be conclusively deemed correct. No rights to contest or to verify shall be available to Tenant if Tenant is or has been in default of any of its monetary obligations hereunder. If the Landlord shall, at its expense, upgrade the building's energy management system and convert the heating system to natural gas on or before December 31, 1996, the operating cost base will be redetermined based on the resulting lower energy usage in the first calendar year of operation at 1995 utility rates.

            (b) "Common Area Maintenance Expenses'* shall mean all expenses and disbursements of every kind which Landlord pays or incurs in connection with the ownership, operation, maintenance, repair, replacement and security of the Building, including but not limited to, the following:

                (i) All salaries, wages, fringe benefits, payroll taxes and worker's compensation insurance premiums related thereto of and for Landlord's or its Property Manager's employees engaged in the operation, repair, replacement, maintenance or security of the Building;

                (ii) All costs, including monies paid to utility companies, the City of Portland and any other entities, of furnishing electricity to the common areas of the Building and all costs of furnishing heat, air conditioning, hot water, water and sewer services and facilities to all areas of the Building, including the common areas and the leased areas, and all costs of furnishing such services and facilities;

                (iii) All costs of any insurance carried by Landlord related to the Building or its operation;

                (iv) All costs, including material and equipment costs, for common area cleaning and janitorial services and for window cleaning. Tenant shall be responsible for obtaining and paying for the cost of janitorial services provided to the Leased Premises;

                (V) All costs of maintaining the Building, including the operation and repair of the elevator, heating, air-conditioning and hot water equipment and any other common Building equipment and all other repairs and replacements necessary to keep the Building in the same condition as at the execution of this Lease;

                (vi) All costs of snow removal, ice treatment, and ground maintenance (including landscaping);

                (vii)  All costs of the management of the Building;

                (viii) All tools, equipment, supplies and materials used in the operation, maintenance, repair, replacement and security of the Building;

                (ix) All costs of service and supply contracts relating to services and supplies referred to in subparagraphs (i) through (viii) hereinabove and relating in any way to the operation, maintenance and management of the Building by Landlord;

                (x) All taxes, betterments and assessments assessed and levied against the real estate of the Landlord (which term shall include personal property to the extent that elevators, heating and air-conditioning equipment, or similar building appurtenances for the use and benefit of all of the occupants of the Building are classified as personal property for tax purposes and to the extent that any personal property, such as computers and other business equipment is used by the Landlord or its Property Manager in the operation of the Building) ("Real Estate Taxes") constituting the Building as defined in this Lease. In the event Landlord is required to pay to any taxing authority any amount as sales tax, gross receipt tax, or any tax of like nature specifically measured as a percentage of, or fraction of, or other factors based upon the rent payable hereunder (whether in lieu of, or in addition to real estate taxes) then such amounts shall be treated as Real Estate Taxes hereunder. Further, if the system of real estate taxation shall be altered or varied and any new tax shall be levied or imposed on the Building, and/or Landlord in substitution for real estate taxes presently levied or imposed, then any such new tax or levy shall be included within the term "Real Estate Taxes" and the provisions of this Paragraph shall apply.

                (xi) With respect to the replacement of capital items, which are expected to reduce the operating costs of the Building, the Tenant's Proportionate Share shall be based upon the amortized costs of such items over a useful life (not to exceed fifteen years) which shall be reasonably determined by Landlord.

           (c) The foregoing notwithstanding, Common Area Maintenance Expenses shall not include marketing costs incurred in leasing space in the Building (including, without limitation, leasing commissions), debt service on the Building, the cost of repair of any damage that is the responsibility of any other tenant of the Building, or build-out work preformed by Landlord for any tenant of the Building; any expenses relating to the

Fleet parking lot; electrical service to any area other than to the common areas; and the cost of upgrading the Building's energy management system and converting the heating system for the Building to natural gas, if such cost results in a redetermination of the operating cost base pursuant to Section 6(a) above.

           (d) Notwithstanding any of the provisions in this Lease to the contrary, for purposes of determining the Common Area Maintenance Expenses for the Base Year (calendar year 1995), Landlord shall reasonably and equitably adjust the operating expenses for such calendar year such that the operating expenses shall be computed for such year as though the Building had been fully occupied during the full calendar year 1995. If Landlord reasonably determines that it is not practicable to make such adjustment in operating expenses, Landlord shall instead use calendar year 1996 as the Base Year for Common Area Maintenance Expenses by providing Tenant with written notice of such election.

       7.  Holdover. If Tenant continues to occupy the Leased Premises at the
           --------
completion of the Lease Term, such continued occupancy shall be deemed a tenancy-at-will under the terms and conditions stated herein and shall be subject to a Base Rent equal to one and one-half times the Base Rent applicable at the end of the Lease Term until Tenant shall vacate the Leased Premises. Nothing contained in this Paragraph shall be deemed to constitute consent by Landlord to such occupancy or holdover by Tenant.

       8.  Hazard Insurance. It is acknowledged and understood by the parties
           ----------------
hereto that such insurance for fire and extended coverage as Landlord elects to purchase with respect to the Building and the Leased Premises shall be for the sole benefit of Landlord, and that such insurance shall not cover Tenant's personal property, trade fixtures, leasehold improvements, and other appurtenances, and that in the event of damage to or loss of any such items, Landlord shall have no obligation to repair or replace same. Landlord and Tenant agree that to the extent Tenant has an insurable interest in the Leased Premises, Tenant may obtain and maintain, at Tenant's own expense and for Tenant's own benefit, a policy of insurance insuring said interest.

       9.  Utilities. During the Lease Term, Landlord covenants and agrees to
           ---------
pay all costs for electricity to the Leased Premises, subject to Tenant's payment of the Electric Reimbursement. Tenant covenants and agrees to pay the cost of all other utility service provided to or for the Leased Premises, including but not limited to telephone and other communications services, and all costs for cleaning and janitorial services on the Leased Premises, which services shall be Tenant's sole responsibility.

     10. Repair and Maintenance. Tenant agrees that from and after the date that
         ----------------------
possession of the Leased Premises is delivered to Tenant, and until the end of the Lease Term, it will keep neat and clean and maintain in good order, condition and repair, and in compliance with all federal, state and local statutes, ordinances, rules and regulations currently in effect or hereinafter enacted, all portions of the Leased Premises and any and all alterations or improvements made by Tenant pursuant to Paragraph 11 below. Landlord shall be responsible for all structural repairs, including roof and mechanical system repairs, deemed necessary by Landlord for a first-class office building, except such repairs as are made necessary by the activities beyond reasonable use and wear on the Leased Premises of Tenant, Tenant's employees, agents, customers and invitees, which shall be Tenant's sole responsibility and expense. The maintenance and repair of all equipment in the Leased Premises, including all heating, air conditioning, plumbing, electrical and mechanical fixtures and equipment, reasonable use and wear and damage by fire or casualty only excepted, shall be the responsibility of the Tenant, except as such expenses are properly chargeable to capital account. Tenant acknowledges that, as it is in possession of the Leased Premises, it retains primary responsibility for notifying Landlord or Landlord's Property Manager in a timely manner of plumbing, mechanical, electrical or other problems in the Leased Premises of which it is aware or should have been reasonably aware, and that Tenant's failure to provide such timely notification could result in substantial damages to the Leased Premises.

     11. Alterations, Renovations and Improvements. (a) Tenant shall have the
         -----------------------------------------
right to make, upon prior written consent of Landlord, which consent shall not be unreasonably withheld, such alterations, renovations and improvements to the Leased Premises as are necessary or desirable for Tenant's use of the Leased Premises as authorized herein, provided however, that Tenant shall perform such alterations, renovations and improvements in a good, workmanlike and reasonable manner, and in accordance with all applicable laws and provided further that Tenant shall indemnify and hold Landlord harmless from and against all claims, demands, costs and mechanic's liens which may arise as a direct or indirect result of or in connection with such alterations, renovations and improvements, and Tenant shall assume all cost, liability and responsibility for such alterations, renovations and improvements. Any and all alterations, renovations and improvements which may be made or installed by either Landlord or Tenant upon the Leased Premises and which in any manner are attached to the floors, walls or ceilings (including, without limitation, any linoleum or other floor coverings of similar character which may be cemented or otherwise adhesively affixed to the floor) shall, at Landlord's option, remain upon the Leased Premises, and at the expiration or termination of this Lease shall be surrendered with the Leased Premises as a part thereof without disturbance, molestation or injury. However, the usual trade fixtures and furniture which may be installed in the Leased Premises prior to or during the term hereof at the cost of Tenant may be removed by Tenant from the Leased Premises upon the expiration or termination of this Lease, subject to the provisions of Paragraph 14 below.

           (b) Floor Load. Tenant agrees not to place a load upon the Leased
               ----------
Premises exceeding the load established by Landlord and not to remove any heavy items into, about, or out of the Leased Premises except in such manner and at such times as Landlord shall authorize.

       12. Signs.
           -----

           (a) Tenant shall not place any signs or displays on the exterior of or in the Leased Premises or the Building or any windows therein which signs or displays are visible from outside of the Building, without Landlord's express prior written consent, which may be withheld for any reason. Landlord hereby agrees to permit Tenant to erect and maintain two (2) signs, one to be located on the brick facing above the 9th floor on the Congress Street side and the other on the side facing I-295. Neither sign may be illuminated. Both signs may be in letters large enough to be generally visable for some distance but smaller than those in the primary building signage to be located at the top of the Building.

           (b) Landlord shall provide appropriate designations of Tenant's location in the Building, in the lobby and in other convenient and reasonable locations in the Building.

       13. Americans With Disabilities Act Compliance.
           ------------------------------------------
Notwithstanding anything set forth herein to the contrary, Tenant shall be responsible for the execution of and cost for any alteration to, or removal of architectural barriers from, the Leased Premises which is necessary to comply with the Americans with Disabilities Act of 1990 (42 U.S.C. (S) (S) 12101-12117 and 12181-12213 as may be amended from time to time) (the "Act") and any comparable state or local law or regulation, and Landlord shall be responsible for the execution of and cost for any alteration to or removal of architectural barriers from the common areas of the Building which is necessary to comply with the Act or any such state or local law or regulation.

       14. Trade Fixtures.  All trade fixtures and furniture erected on and/or
           --------------
attached to the Leased Premises by Tenant other than those items referred to in Paragraph 11 above, may be removed by Tenant at the termination of this Lease, provided (a) Tenant shall not then be in default in the performance of any of its obligations under this Lease, (b) such removal shall not permanently or substantially damage any portion of the Leased Premises as they existed prior to the commencement of the Lease Term, and any minor damage created by such removal shall be repaired by Tenant at Tenant's expense prior to the expiration of the Lease Term, and (c) such removal shall be made before the expiration of the Lease Term.

       15. Sublettinq and Assignment.  (a) Tenant shall not be entitled to
           -------------------------
assign this Lease or to sublet the Leased Premises or any portion thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld. In the event that Landlord does give its consent to any such assignment or subletting, it is agreed that any excess of the rent or other charges payable to Tenant pursuant to such assignment or subletting over the amount of Rent owed by Tenant pursuant to this Lease and reasonable costs associated with the subletting, if any, shall be payable by Tenant to Landlord immediately upon receipt by Tenant. Notwithstanding any provision contained in this Paragraph, Tenant shall remain primarily liable for all Lease obligations. Any corporate reorganization, except as provided in Paragraph 25 hereof, or merger of Tenant into another organization or merger of one Tenant into the other, or any transfer of Tenant or Tenant's assets to an affiliate, or similar act or change in ownership or structure of Tenant shall not constitute an assignment or sublease within the meaning of this Paragraph.

           (b) Notwithstanding any other provision of this Lease to the contrary, Landlord acknowledges that Tenant may wish to allow Tenant's affiliates to use portions of the Premises. Landlord agrees, so long as all of such affiliates are controlled by, and more than 50% owned by, some combination of one or more of the following individuals, to wit: Johann H. Gouws, Frank E. Kemna, Jr., Richard E. Curran, Jr., Cass Gilbert, Gregg A. Marston, John L. Simpson and Paul J. White, and any other key employee whose name is submitted to and approved by Landlord, that an agreement between Tenant and any such entities for the use of all or any portion of the Premises will not be considered an assignment or sublease for purposes of this Lease, and shall be expressly permitted hereunder.

       16. Indemnification and Liability Insurance.
           ---------------------------------------

           (a) Tenant agrees to indemnify, protect and hold Landlord harmless from and against all liabilities, injuries, claims, losses, or damages to persons, including but not limited to other tenants in the Building, or property occurring or arising on or about the Leased Premises, during the Lease Term, which liabilities, losses or damages arise as a result of Tenant's use, misuse or occupation of the Leased Premises or any part thereof, except to the extent that said liabilities, losses or damages are the result of gross negligence or willful misconduct of Landlord, Landlord's agents, contractors, or employees.

           (b) Tenant agrees to maintain in full force during the term hereof a policy of public liability and property damage insurance under which Landlord and Tenant are named as insureds, in a minimum amount of One Million Dollars ($1,000,000.00) for injury or death to any one person or damage to property, and Two Million Dollars ($2,000,000.00) for injury to or death of more than one person in a single accident or occurrence, together with a contractual liability endorsement covering Tenant's obligations under subparagraph (a) above. Such policy shall contain a provision requiring that written notice be given to Landlord not less than ten (10) days prior to cancellation, expiration or alteration of the policy. Tenant agrees to deliver certificates of such insurance to Landlord at the beginning of the term hereof and thereafter not less than thirty (30) days prior to the expiration of any such policy.

       17. Use and Business Operation. Tenant agrees to use and occupy the
           --------------------------
Leased Premises for the Permitted Use, and for no other object or purpose without the written consent of Landlord, and further agrees not to use the Leased Premises for any purpose deemed extra hazardous or not covered by insurance in force, without the prior written consent of Landlord. Further, Tenant agrees that it shall at all times observe the Building Rules and Regulations attached hereto as Exhibit C.

       18. Permits and Licenses. Tenant agrees to maintain in full force and
           --------------------
effect, during the Lease Term and, if applicable, any Renewal Term, at Tenant's cost and expense, any and all federal, state and local permits, licenses and registrations necessary for the use of the Leased Premises by Tenant pursuant to Paragraph 17 hereof.

       19. Right to Enter. Tenant agrees to permit Landlord or its duly
           --------------
authorized agents to enter on the Leased Premises during Tenant's normal business hours, without any prior notice, to examine the condition of said Leased Premises and to show the same to prospective tenants or purchasers, provided such access to the Leased Premises shall not unnecessarily interfere with Tenant's use of the Leased Premises or the conduct of Tenant's business activities thereon. In the event that Landlord wishes to enter the Leased Premises at any time other than Tenant's normal business hours, Landlord shall give Tenant such prior notice as is reasonable under the circumstances except that in case of an emergency, Landlord shall be relieved of said prior notice obligation but will give notice within a reasonable time thereafter.

       20. Attorneys Fees.  In the event Tenant defaults in any manner pursuant
           --------------
to the terms of this Lease, including but not limited to the institution of bankruptcy proceedings by or against Tenant such as would constitute a default pursuant to Paragraph 25 of this Lease, Tenant agrees to pay all reasonable costs, attorneys fees and expenses that shall be made and incurred by Landlord in enforcing the terms of this Lease.

       21. Total or Partial Destruction.
           ----------------------------

           (a) If the Leased Premises shall be so damaged by fire or other casualty as to render the Leased Premises untenantable, and if such damage shall be so great that an architect selected by Landlord and approved by Tenant shall certify in writing to Landlord and Tenant that the Leased Premises, with the exercise of due diligence, but without the payment of overtime or other premiums, cannot be made tenantable within ninety (90) days from the date insurance proceeds are made available to Landlord, then this Lease may be terminated by Landlord or Tenant giving written notice to the other party of such termination within thirty (30) days after receipt of the architect's certification, such certification to be made as soon as reasonably practical following such damage; provided, however, that Tenant shall have no right to terminate the Lease if Landlord commits to complete such repairs within ninety
(90) days after the award of insurance proceeds, notwithstanding the architect's certification. Within thirty (30) days after receipt of such notice of termination, Tenant shall surrender to Landlord the Leased Premises and all interest therein under this Lease. Tenant shall pay the Rent and any additional rent, duly apportioned as of the date of such termination of this Lease, and Landlord and Tenant shall be free and discharged from all obligations arising hereunder after the date of such termination. If, however, the damage shall be such that Landlord's architect shall certify that the Leased Premises can be made tenantable within such ninety (90) day period or if neither Landlord nor Tenant elect to terminate this Lease as set forth above, then, except as hereinafter provided, Landlord shall repair the damage within ninety (90) days after the award of the insurance proceeds except that Landlord shall not be required to repair, replace or restore any items installed by Tenant at Tenant's expense and provided further that Landlord shall not be obligated to expend for any repairs or reconstruction pursuant to this section a amount in excess of insurance proceeds received, after deducting therefrom Landlord's reasonable expenses in obtaining such proceeds. Until such repair is substantially completed, the Rent shall be abated in proportion to the part of the Leased Premises that is unusable by Tenant in the reasonable conduct of its business or profession.

           (b) If the Leased Premises shall be damaged by fire or other casualty but not so as to render them untenantable, Landlord shall cause the damage to be promptly repaired and there shall be no abatement of the Rent or the additional rent; provided, however, that Landlord shall not be obligated to expend for any repairs or reconstruction pursuant to this section an amount in excess of insurance proceeds received, after deducting therefrom Landlord's reasonable expenses in obtaining such proceeds.

     (c) Landlord agrees to keep the Building insured in an amount equal to the greater of (i) 80% of full replacement value thereof above foundation walls or
(ii) the amount necessary to avoid any co-insurance provisions.

     (d) Landlord's obligation to repair, restore or reconstruct the Leased Premises pursuant to the provisions of this Paragraph shall be limited to the Building shell and any improvements originally constructed in or on the Leased Premises by Landlord or contained therein prior to the commencement of the Lease Term, including roof and mechanical systems. Tenant, at Tenant's expense, shall perform all repairs or restoration not required to be done by Landlord and shall promptly re-enter the Leased Premises and commence doing business in accordance with the provisions of this Lease. Landlord shall not be liable for delays occasioned by adjustment of losses with insurance carriers or by any other cause so long as Landlord shall proceed in good faith. Landlord shall not be liable to Tenant for any loss, direct or indirect, in business revenues sustained by Tenant as a result of said repair, restoration or reconstruction or delays in completing said repairs, restoration or reconstruction.

     (e) Notwithstanding anything set forth herein to the contrary, Tenant shall be responsible for all repairs and replacements of damage and/or destruction of the Leased Premises necessitated by burglary or attempted burglary, or any other illegal or forcible entry into the Leased Premises which damage and/or destruction is the direct and immediate result of an actual or attempted illegal or forcible entry into the Leased Premises.

     (f) Tenant covenants that it will make good faith attempts to contact Landlord by telephone and by letter sent by regular mail within the time period specified herein to give notice to Landlord of any accident or damage, other than normal wear and tear, whether such damage is caused by insured or uninsured casualty, occurring in, on or about the Leased Premises within twenty-four (24) hours after Tenant has or should have had knowledge of the occurrence of such accident or damage. If Tenant fails to give notice as provided herein, and as a result thereof, Landlord's insurance company fails to pay all or any portion of any loss that would otherwise have been payable but for Tenant's failure to provide such notice, then in such event, Landlord shall be relieved of its obligations under this paragraph to the extent that the insurance proceeds recovered by Landlord are less than what would have been recovered had Tenant given notice as provided herein, unless Landlord had or should have had knowledge of the occurrence of such accident or damage.

     22. Eminent Domain.
         --------------

          (a) If the Leased Premises shall be taken in whole by condemnation or right of eminent domain, either party, upon written notice to the other, shall be entitled to terminate this Lease provided that such notice is given not later than thirty (30) days after Tenant has been deprived of possession. Should only a part of the Leased Premises be so taken or condemned, Landlord shall have the option after such taking or condemnation and the determination of Landlord's award therein, to expend a portion or all of the net amount which may be awarded to Landlord in such condemnation proceedings as may be necessary to restore the Leased Premises to an architectural unit as nearly like their condition prior to the commencement of the Lease Term as shall be practicable, or to terminate this Lease, effective thirty (30) days after notice of said termination to Tenant. Should the net amount so awarded to Landlord be insufficient to cover the cost of restoring the Leased Premises, Landlord may supply the amount of such insufficiency and restore the Leased Premises as above provided with all reasonable diligence, or terminate this Lease. Landlord shall notify Tenant of Landlord's election with respect to restoration in the event of an insufficient award not later than ninety (90) days after the final determination of the amount of the award.

          (b) In the event of any award for any taking of the Leased Premises in condemnation proceedings or by right of eminent domain, Landlord shall be entitled to receive and retain the amounts awarded for the Leased Premises and for Landlord's business loss, and Tenant shall be entitled to receive and retain any amounts which may be specifically awarded to it in any such condemnation proceedings because of its business loss or the taking of its trade fixtures, furniture, or other property.

          (c) In the event of any such taking of the Leased Premises, the rent, or a fair and just proportion thereof according to the nature and extent of the damage sustained, shall be suspended or abated.

     23.  Limitation of Landlord's Liability. Tenant agrees to look solely to
          ----------------------------------
Landlord's interest in the Building or Landlord's insurance coverage thereon for recovery of any judgment from Landlord.

     24.  Waiver of Subrogation. Insofar as and to the extent that such
          ---------------------
agreement may be effective without invalidating or making it impossible to secure insurance coverage obtainable from responsible insurance companies doing business in the State of Maine, Landlord and Tenant agree that with respect to any loss covered by insurance then carried by them, respectively, the one carrying such insurance and suffering that loss releases the other of and from any and all claims with respect to such loss; and they further agree that their respective insurance companies shall have no right of subrogation against one another on account of such agreement even though extra premiums may result therefrom. If an extra premium is payable by Tenant as a result of these provisions, Landlord shall not reimburse Tenant for any such extra premium.

          25.  Landlord's Remedies.
               -------------------

               (a)  It is covenanted and agreed that

                    (i) if Tenant shall neglect or fail to perform or observe, or fail or neglect diligently to attempt to so perform or observe, any of the covenants, terms, provisions or conditions contained in this Lease and on Tenant's part to be performed or observed within thirty (30) days or such additional time as is reasonably required to correct any such default after notice of default (except for payment of Rent or other charges payable by Tenant, in which case said period of notice shall be five (5) days and except that Landlord shall be relieved of its notice obligations with respect to the rent under this Paragraph if it gives any such notice twice in any calendar year);

                    (ii) if the estate hereby created shall be taken on execution or by other process of law, or if a petition in U.S. Bankruptcy Court shall be filed by Tenant, or if any assignment shall be made of the property of Tenant for the benefit of creditors;

                    (iii) if a receiver, guardian, conservator, trustee in involuntary bankruptcy or other similar officer shall be appointed by a court of competent jurisdiction to take charge of all or any substantial part of Tenant's property and such appointment is not dismissed within sixty (60) days; or

                    (iv) if an involuntary petition shall be filed for the reorganization of Tenant under any provisions of the Federal Bankruptcy Code now or hereafter enacted, and such proceeding is not dismissed within sixty (60) days after it is begun, or if Tenant shall file a petition for such reorganization under any provisions of the Federal Bankruptcy Code now or hereafter enacted and such proceeding is not dismissed within sixty (60) days;

     then, and in an of said cases (notwithstanding any license of any former breach of covenant or waiver of the benefit hereof or consent in a former instance), Landlord lawfully may, immediately or at any time, in accordance with Maine law, enter into and upon the Leased Premises or any part thereof in the name of the whole and repossess the same as of its former estate, and expel Tenant and those claiming through or under it and remove it or their effects without being deemed guilty of any manner of trespass, and without prejudice to any remedies which might otherwise be used for collection of damages for breach of covenant, and upon entry as aforesaid, this Lease shall terminate.

              (b) Tenant covenants that in case of such termination under subparagraph (a) Tenant shall pay to Landlord for the remainder of the Lease Term (or Renewal Term, if applicable) on the last day of each calendar month the difference, if any, between the Rent which would have been due for such month had there been no such termination and the sum of the amount being received by Landlord as rental from the then occupants of the Leased Premises, if any. Landlord shall make reasonable efforts to secure a rental equal to the prevailing local rate for the Leased Premises. In addition, Tenant agrees to pay to Landlord as damages for any above-described breach, all costs of reletting the Leased Premises, including but not limited to commissions, attorneys fees, court costs and renovations to the Leased Premises to suit the new tenant.

              (c) If Tenant shall default in the performance or observance of any covenant, agreement, or condition in this Lease contained on its part to be performed or observed, other than an obligation to pay money, and shall not cure any such default as provided herein, Landlord may, at its option, without waiving any claim for damages for breach of this Lease, at any time after the expiration of any applicable cure period, cure such default. Any amount paid or any liability incurred by Landlord in so doing shall be deemed paid or incurred for the account of Tenant, and Tenant agrees to immediately reimburse Landlord therefor, as additional Rent, or save Landlord harmless therefrom.

              (d) Landlord shall in no event be in default in the performance of any of its obligations hereunder unless and until Landlord shall have failed to perform, or failed diligently to attempt to perform, such obligations within thirty (30) days or such additional time as is reasonably required to correct any such default after notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation.

         26.  Notices. All notices required to be given pursuant to this Lease,
              -------
     to be effective, shall be in writing and shall be delivered by hand or by certified mail, postage prepaid, return receipt requested, to the following addresses:

                          (i) To Tenant at:            511 Congress Street
                                                       Portland, ME 04101
                            with a copy to:      Dennis C. Keeler, Esquire
                                                 Pierce, Atwood, Scribner,
                                                     Allen, Smith & Lancaster
                                                 One Monument Square
                                                 Portland, ME 04101-1110


                       (ii) To Landlord at:      October Corporation
                                                 One Canal Plaza, P.O. Box 426
                                                 Portland, Maine 04112

                            with a copy to:      Boulos Property Management
                                                 Two City Center
                                                 Portland, ME 04101

Any notice given pursuant to this Paragraph shall be deemed to have been given upon the second day following the date of mailing in accordance with the requirements of this Paragraph. Either party may, by such manner of notice, substitute persons or addresses for notice other than those listed above.

         27. Estoppel Certificate. (a) Landlord or Tenant shall at any time upon
             --------------------
ten (10) days prior written notice from the other execute, acknowledge and deliver to the requesting party or to a party designated by the requesting party, within five (5) days following receipt of said notice, an estoppel certificate which shall contain (i) a certification that this Lease is unmodified and in full force and effect or, if modified, a statement of the nature of any such modification and a certification that this Lease, as so modified, is in full force and effect, (ii) the date to which the Rent and other charges payable by Tenant are paid in advance, if any, and (iii) an acknowledgment that there are not, to Landlord's or Tenant's knowledge, as the case may be, any uncured events of default on the part of Landlord or Tenant hereunder, or a specification of such events of default if any are claimed by Landlord or Tenant. Landlord's or Tenant's failure to deliver such certificate within the time frame set forth above shall, at the other party's option, be conclusive proof that this Lease is in full force and effect without modification except as may be represented by Landlord or Tenant, that there are no uncured defaults in Landlord's or Tenant's performance of Landlord's or Tenant's obligations, as the case may be, under this Lease, and that not more than one month's Rent and other charges payable hereunder has been paid in advance.

             (b) If Landlord desires to finance, refinance, or sell the Building, or any part thereof, Acadia Trust, N.A. hereby agrees to deliver to any lender or purchaser designated by Landlord such financial statements of Acadia Trust, N.A. as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years financial statements of Acadia Trust, N.A. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

     28. Hazardous Waste. Tenant covenants and agrees that it will permit no
         ---------------
hazardous or toxic waste, substance, material or matter, as those terms may be defined from time to time by applicable state, local or federal law to be brought, used, maintained or stored upon the Leased Premises, in violation of law. Tenant hereby covenants and agrees to protect, exonerate, defend, indemnify and save Landlord harmless from and against any and all loss, damage, cost, expense or liability, including reasonable attorneys fees, court costs and clean-up costs, and including but not limited to, such loss, damage, cost, expense or liability based on personal injury, death, loss or damage to property suffered or incurred by any person, corporation or other legal entity, which may arise out of the removal or clean-up of any such waste, substance, material or matter placed upon or within the Leased Premises by Tenant, whether or not in violation of law, or as the result of a breach by Tenant of Tenant's obligations under this Paragraph.

     29. Subordination. This Lease, at Landlord's option, shall be subordinate
         -------------
to any ground lease, mortgage, deed of trust, or any other hypothecation or security now or hereafter placed upon the Building and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof on the condition that Tenant's right to quiet possession of the Leased Premises and its rights under this Lease shall not be disturbed if Tenant is not in default and so long as Tenant shall pay the Rent and observe and perform all of the provisions of this Lease, unless this Lease is otherwise terminated pursuant to its terms. If any mortgagee, trustee, or ground lessor shall elect to have this Lease made prior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust, or ground lease, whether this Lease is dated prior to or subsequent to the date of said mortgage, deed of trust, or ground lease or the date of recording thereof. Tenant agrees to execute any documents required to effectuate an attornment, a subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be. Tenant's failure to execute such documents within ten (10) days after written demand shall constitute a material default by Tenant hereunder.

     30. Miscellaneous Provisions.
         ------------------------

         (a) Invalidity of Particular Provisions. If any term or provision of
             -----------------------------------
this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

         (b) Governing Law. This Lease shall be governed exclusively by the
             -------------
provisions hereof and by the laws in effect in the State of Maine as those laws may be amended from time to time.

         (c) Paragraph Headings. The Paragraph headings throughout this
             ------------------
instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify, or aid in the interpretation, construction, or meaning of the provisions of this Lease.

         (d) Interpretation. Whenever in this Lease provision is made for the
             --------------
doing of any act by any party, it is understood and agreed that said act shall be done by such party at its own cost and expense, unless a contrary intent is expressed.

         (e) Entire Agreement; Binding Effect. All negotiations, considerations,
             --------------------------------
representations, and understandings between Landlord and Tenant are incorporated herein and may be modified or altered only by agreement in writing between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change, or modify any of the provisions hereof. All rights, obligations and liabilities contained herein given to, or imposed upon, Landlord and Tenant shall extend to and bind the several respective administrators, trustees, receivers, legal representatives, successors, heirs and permitted assigns of Landlord and Tenant, and if there shall be more than one tenant, they shall all be bound jointly and severally by the terms, covenants and agreements herein.

         (f) Compliance with Laws. Tenant agrees to abide by and comply with all
             --------------------
federal, state and local statutes, ordinances, rules and regulations applicable to Tenant's use of the Leased Premises.

         (g) Basic Lease Information. The Basic Lease Information and
             ----------------------
efinitions form accompanying this Lease is incorporated into and made a part of this Lease.

         (h) Joint and Several Liability. The liabilities of Tenant under this
             ---------------------------
 Lease are joint and several.

   31.   Force Majeure. In any case where Landlord is required to perform any
         -------------
act pursuant to this Lease, the time for the performance thereof shall be extended by a period of time equal to the period of any delay caused by or resulting from an act of God; war; civil commotion; fire or other casualty; labor difficulties; shortages of energy, labor, materials, or equipment; government regulations; or delays caused by Tenant to Landlord, whether such period be designated by a fixed date, a fixed time, or as a reasonable date or time.

  32. Landlord's Additional Rights. In addition to all other rights that the
      ----------------------------
Landlord has under this Lease and applicable law, and not by way of limitation, Landlord shall have the following rights:

      (a) Without unreasonably interfering with Tenant's business, to decorate and to make inspections, repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof. To enter upon the Leased Premises for such purposes and, during the continuance of any such work, to temporarily close doors, entryways, common and public areas, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors and doorways, corridors, elevators, stairs, restrooms or other public or common areas of the Building (provided, however, that any such changes to the Leased Premises shall not render it inaccessible);

      (b) To take such reasonable measures as Landlord deems advisable for the security of the Building and its occupants, including without limitation searching all persons entering or leaving the Building; evacuating the Building for cause, suspected cause, or for drill purposes; temporarily denying access to the Building; and closing the Building after normal business hours and on Saturdays, Sundays, and holidays, subject, however to Tenant's right to enter when the Building is closed after normal business hours under such reasonable regulation as Landlord may prescribe from time to time which may include by way of example, but not of limitation, that persons entering or leaving the Building, whether or not during normal business hours, identify themselves to a security officer by registration or otherwise and that such persons establish their right to enter or leave the Building; and

      (c) To change the name by which the Building is designated.

  33. Relocation. Intentionally Omitted.
      ----------

  34. Parking. Landlord agrees to take all reasonable action to obtain two (2)
      -------
parking spaces for Tenant's clients in the parking lot maintained by Fleet behind the Building. In the event Landlord or a related entity acquires surface parking to serve 511 Congress Street, or constructs additional parking garages or additions to garages near 511 Congress Street, Landlord agrees to endeavor, in good faith, to make parking for Tenant's staff available in such lot or garage.

     35. Satellite Antenna Dish. Tenant shall have the option, at its sole cost
         ----------------------
and expense, to install and operate a satellite antenna dish and cables thereto on the roof of the Building. Landlord reserves the right to prior approval of the location of its placement on the roof. Tenant is solely responsible for the operation, maintenance and repair of the satellite dish and Tenant will repair, at its own cost, any damage to the roof or Building resulting from said installation or operation. If practical, Tenant agrees to install its satellite antenna dish in a manner that does not require penetration of the roof of the Building.

     36. Waiver of Jury Trial. Landlord and Tenant waive the right to a trial by
         --------------------
jury in any action or proceeding based upon, or related to, the subject matter of this Lease. This waiver is knowingly, intentionally, and voluntarily made by Tenant and Tenant acknowledges that neither Landlord nor any person acting on behalf of Landlord has made any representations of fact to induce this waiver of trial by jury or in any way to modify or nullify its effect. Tenant further acknowledges that it has been represented (or has had the opportunity to be represented) in the signing of this Lease and in the making of this waiver by independent legal counsel, selected of its own free will, and that it has had the opportunity to discuss this waiver with counsel. Tenant further acknowledges that it has read and understands the meaning and ramifications of this waiver provision and as evidence of this fact signs its initials.

________________________________________
Initials of Tenant or Tenant's
Authorized Representative

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as an instrument under seal as of the day and year first above-written.

WITNESS:                                      OCTOBER CORPORATION
                                              "LANDLORD"


______________________________________        By: /s/ Owen W. Wells
                                                 -------------------------------
                                                 Owen W. Wells
                                                 -------------------------------
                                                              (printed name)
                                                 Its:   Clerk
                                                 -------------------------------

                                               ACADIA TRUST, N.A.
                                               "TENANT"


___________________________________            By: _____________________________
                                                   _____________________________
                                                          (printed name)

                                                   Its:_________________________

                                               GOUWS CAPITAL MANAGEMENT, INC.
                                               "TENANT"


___________________________________            By: _____________________________
                                                   _____________________________
                                                          (printed name)

                                                   Its:_________________________

                                                                       EXHIBIT A

    [FLOOR PLAN OF FLEET PLAZA CONGRESS STREET PORTLAND, MAINE EIGHT FLOOR]

                                                                       EXHIBIT A

          [FLOOR PLAN OF FLEET PLAZA CONGRESS STREET PORTLAND, MAINE]

                                   EXHIBIT "B"
                                TENANT BUILD OUT
                                ----------------

     1. Except as set forth in this Exhibit, Tenant accepts the Leased Premises in their "as is" condition on the date of this Lease.

     2. Prior to commencement of construction, Tenant shall provide to Landlord for Landlord's approval final working drawings, prepared by an architect that has been approved by Landlord (which approval shall not unreasonably be withheld), of all improvements that Tenant proposes to install in the Premises; such working drawings shall include the partition layout, ceiling plan, electrical outlets and switches, telephone outlets, drawings for any modifications to the mechanical and plumbing systems of the Building, and detailed plans and specifications for the construction of the improvements called for under this Exhibit in accordance with all applicable government laws, codes, rules and regulations. Further, if any of Tenant's proposed construction work will affect the Building's HVAC, electrical, mechanical, or plumbing systems, then the working drawings pertaining thereto shall be prepared by the Building's engineer of record, if any, whom Tenant shall at its cost engage for such purpose. Landlord's approval of such working drawings shall not be unreasonably withheld, provided that (a) they comply with all applicable governmental laws, codes, rules, and regulations, and (b) such working drawings are sufficiently detailed to allow construction of the improvements in a good and workmanlike manner. As used herein, "Working Drawings" shall mean the final working drawings approved by Landlord, as amended from time to time by any approved changes thereto, and "Work" shall mean all improvements to be constructed in accordance with and as indicated on the Working Drawings. Approval by Landlord of the Working Drawings shall not be a representation or warranty of Landlord that such drawings are adequate for any use, purpose, or condition, or that such drawings comply with any applicable law or code, but shall merely be the consent of Landlord to the performance of the Work. Tenant shall, at Landlord's request, sign the Working Drawings to evidence its review and approval thereof. All changes in the Work must receive the prior written approval of Landlord, and in the event of any such approved change Tenant shall, upon completion of the Work, furnish Landlord with an accurate, reproducible "as-built" plan of the improvements as constructed, which plan shall be incorporated into this Lease by this reference for all purposes.

     3. The Work shall be performed only by reputable contractors and subcontractors approved in writing by Landlord, which approval shall not be unreasonably withheld. All contractors and subcontractors shall be required to procure and maintain insurance against such risks, in such amounts, and with such companies as Landlord may reasonably require. Certificates of such insurance, with paid receipts therefor, and copies of such bonds must be received by Landlord before the Work is commenced. The Work shall be performed in a good and workmanlike manner that is free of defects and is in strict conformity with the Working Drawings, and shall be performed in such a manner and at such times as to maintain harmonious labor relations and not to interfere with or delay Landlord's other contractors, the operation of the Building, and the occupancy thereof by other Tenants. All contractors and subcontractors shall contact Landlord and schedule time periods during which they may use Building facilities in connection with the Work.

     4. Regardless of whether the Leased Premises are ready for occupancy and the Work is substantially completed by November 1, 1995, Tenant's obligation to pay rent under the Lease shall commence November 1, 1995.

     5. Except for the installation, by Landlord, in the Leased Premises of (i) a full sprinkler system and (ii) a two-way communications system, as required by law, to all areas of refuge constructed by Tenant, which installation shall be performed by Landlord at its sole expense, Tenant shall bear the entire cost of performing the Work (including, without limitation, design of the Work and preparation of the Working Drawings, costs of construction labor and materials, electrical usage during construction, additional janitorial services, general Tenant signage, related taxes and insurance costs, all of which costs are herein collectively called the "Total Construction Costs") in excess of the
                         ------------------------
Construction Allowance, if any.

     6. Landlord shall provide to Tenant a construction allowance (the "Construction Allowance") for up to, but not more than, $400,000 for hard cost
 ----------------------
improvements to the Leased Premises upon presentation of invoice and up to $30,000 for costs of architectural services.

                                   EXHIBIT "C"
                         BUILDING RULES AND REGULATIONS

     The following rules and regulations shall apply to the Leased Premises and the Building:

     1. Sidewalks, doorways, vestibules, halls, stairways, and other similar areas shall not be obstructed by tenants or used by any tenant for purposes other than ingress and egress to and from their respective leased premises and for going from one to another part of the Building.

     2. Plumbing, fixtures and appliances shall be used only for the purposes for which designed, and no sweepings, rubbish, rags or other unsuitable material shall be thrown or deposited therein. Damage resulting to any such fixtures or appliances from misuse by a tenant or its agents, employees or invitees, shall be paid by such tenant.

     3. No signs, advertisements or notices shall be painted or affixed on or to any windows or doors or other part of the Building without prior written consent of Landlord. No nails, hooks or screws shall be driven or inserted in any part of the Building except by Building maintenance personnel. No curtains or other window treatments shall be placed between the glass and the building standard window treatments.

     4. Landlord shall provide and maintain a directory for all tenants in the main lobby of the Building. Landlord shall provide and install, at tenant's cost, all letters and numerals on the door or doors to the tenants' premises. All such letters and numerals shall be in building standard graphics and no other graphics shall be used or permitted in connection with the tenant's premises unless approved in writing by Landlord.

     5. Landlord shall provide all door locks in each tenant's leased premises, at the cost of such tenant, and no tenant shall place any additional door locks or replace or rekey any locks in its leased premises without Landlord's prior written consent. Landlord shall furnish to each tenant a reasonable number of keys to such tenant's leased premises, at such tenant's cost, and no tenant shall make a duplicate thereof.

     6. Movement in or out of the building of furniture or office equipment, or dispatch or receipt by tenants of any bulky material, merchandise or materials which require use of elevators or stairways, or movement through the Building entrances or lobby shall be conducted under Landlord's supervision at such times and in such a manner as Landlord may reasonably require. Each tenant assumes all risks of and shall be liable for all damage to articles moved and injury to persons engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for such tenant.

     7. Landlord may prescribe weight limitations and determine the locations for safes and other heavy equipment or items, which shall in all cases be placed in the Building so as to distribute weight in a manner acceptable to Landlord which may include the use of such supporting devices as Landlord may require. All damages to the Building caused by the installation or removal of any property of a tenant, or done by a tenant's property while in the Building, shall be repaired at the expense of such tenant.

     8. Corridor doors, when not in use, shall be kept closed. Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways. No birds or animals shall be brought into or kept in, on or about any tenant's leased premises. No portion of any tenant's leased premises shall at any time be used or occupied as sleeping or lodging quarters.

     9. Tenant shall cooperate with Landlord's employees in keeping its leased premises neat and clean. Tenants shall not employ any person for the purpose of such cleaning other than the Building's cleaning and maintenance personnel.

     10. To ensure orderly operation of the Building, no ice, mineral or other water, towels, newspapers, etc. shall be delivered to any leased premises except by persons approved by Landlord.

     11. Tenant shall not make or permit its officers, employees, agents, invitees and visitors to make, any improper, objectionable or unpleasant noises or odors in the Building or otherwise create any nuisance, annoy, disturb or interfere in any way with, other tenants or persons having business with them.

     12. No machine of any kind (other than normal office equipment) shall be operated by any tenant in its leased premises without Landlord's prior written consent, nor shall any tenant use or keep in the Building any flammable or explosive fluid or substance.

     13. Landlord will not be responsible for lost or stolen personal property, money or jewelry from tenant's leased premises or public or common areas, regardless of whether such loss occurs when the area is locked against entry or not.

     14. No vending or dispensing machines of any kind may be maintained in any leased premises without the prior written permission of Landlord, nor shall tenant operate a kitchen, cafeteria or other eating establishment, except for occasional catered business receptions, nor perform any cooking or food preparations on the leased premises; provided that tenant may operate a coffee bar on the leased premises which may include a microwave oven.

     15. All mail chutes located in the Building shall be available for use by Landlord and all tenants of the Building according to the rules of the United States Postal Service.

     16. For purposes of the Building, normal business hours will be from 8:00 a.m. to 6:00 p.m., Monday through Friday, and 9:00 a.m. through 1:00 p.m. on Saturday. Heating or air conditioning service at hours other than normal business hours must be requested in writing as provided in the Lease, and shall be paid for by the Tenant.

     17. Tenant shall provide at least one (1) Class ABC type fire extinguisher, for each 3,000 square feet of space, and one (1) per floor otherwise.

     18. Landlord shall have the right to make such further rules and regulations for the Building as it deems necessary and agrees to use its good faith efforts to enforce these rules against all tenants of the Building.

                               MEMORANDUM OF LEASE
                               -------------------

                 Notice is hereby given of the following Lease:

LANDLORD:           October Corporation, a Maine corporation with a mailing
                    address c/o Boulos Property Management, One City Center,
                    Portland, ME 04101

TENANT: Acadia Trust, N.A., a national association, and Gouws Capital Management, Inc., a Maine corporation, with a place of business at 511 Congress Street, Portland, Maine 04101.

DATE OF EXECUTION:  August 21, 1995

LEASED PREMISES:    All of the 9th floor and a portion of the 8th floor in the office building known and numbered as 511 Congress Street, Portland, Maine and outlined on Exhibit A attached hereto.

TERM OF LEASE:      123 months, commencing August 1, 1995.

RIGHT OF FIRST
REFUSAL: Tenant shall have the right of first offer for the remaining space on the 8th floor.

RIGHT TO RENEW
OR EXTEND:          None

OPTION TO PURCHASE: None

     The parties hereto further expressly acknowledge that this Memorandum of Lease is being executed pursuant to the provisions of the Lease, and is not intended to vary the terms or conditions of the Lease.

         Executed as a sealed instrument as of this 21st day of August, 1995.


WITNESS:                                     OCTOBER CORPORATION
                                             LANDLORD

_____________________________________        By: /s/ Owen W. Wells
                                                --------------------------------
                                                Owen W. Wells
                                                Its: Clerk
                                                    ----------------------------

                                             ACADIA TRUST, N.A.
                                             TENANT

_____________________________________        By: _______________________________
                                             Printed Name: _____________________
                                             Its: ______________________________


                                             GOUWS CAPITAL MANAGEMENT, INC.


_____________________________________        By: _______________________________
                                             Printed Name: _____________________
                                             Its: ______________________________

STATE OF MAINE
COUNTY OF CUMBERLAND,  SS                    August 21, 1995

     Then personally appeared the above-named Owen W. Wells and acknowledged the foregoing instrument to be his free act and deed in his said capacity and the free act of deed of said Landlord.

                                             Before me,

                                             /s/ Bruce E. Leddy
                                             -----------------------------------
                                             Attorney-at-Law
                                             Printed Name: Bruce Leddy
                                                          ----------------------


STATE OF MAINE
COUNTY OF CUMBERLAND,  SS                    August ___, 1995


     Then personally appeared the above-named ___________________________, as ______________________________ of Acadia Trust, N.A., and acknowledged the foregoing instrument to be his free act and deed in his said capacity and the free act of deed of said Tenant.


                                                  Before me,

                                                  ______________________________
                                                  Notary Public/Attorney-at-Law
                                                  Printed Name:_________________

STATE OF MAINE
COUNTY OF CUMBERLAND,  SS                         August _____________, 1995



     Then personally appeared the above-named ___________________________, as ______________________________ of Gouws Capital Management, Inc., and
acknowledged the foregoing instrument to be his free act and deed in his said capacity and the free act of deed of said Tenant.

                                                  Before me,

                                                  ______________________________
                                                  Notary Public-Attorney-at-Law
                                                  Printed Name:_________________


                                      -3-